UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 13, 2012, the Board of Directors of Comverse Technology, Inc. (the “Company”) determined that the Special Meeting of Shareholders, at which Company shareholders will consider and vote upon the merger of the Company with and into a wholly-owned subsidiary of Verint Systems Inc. (“Verint”), as contemplated by the Agreement and Plan of Merger, dated August 12, 2012, by and among the Company, Verint and Victory Acquisition I LLC (the “Verint Merger”), will be held at 10:00 a.m. local time on Thursday, January 31, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York, and that the record date for the Special Meeting of Shareholders is December 18, 2012.

The Company has filed preliminary proxy materials with the Securities and Exchange Commission pursuant to which it is seeking shareholder approval of the Verint Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2012

COMVERSE TECHNOLOGY, INC.

By:	/s/ Shefali A. Shah

Name:	Shefali A. Shah

Title:	Senior Vice President, General Counsel and Corporate Secretary